                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

CORE LABORATORIES N.V.
INVESTMENT IN SUBSIDIARY LISTING


                                                                                                                 Percentage
Co. No.                             Name                                             Legal Seat                   Ownership
------    -------------------------------------------------------        ------------------------------------   -------------
     21   Core Laboratories Resources, N.V.                                Curacao, Netherlands Antilles              100%
     23   Core Laboratories International Licensing N.V.                   Curacao, Netherlands Antilles              100%
     25   Core Laboratories International Trading N.V.                     Curacao, Netherlands Antilles              100%
     27   Core Laboratories I.P. Inc.                                      Curacao, Netherlands Antilles              100%
     35   Core Laboratories Holding Inc.                                   Curacao, Netherlands Antilles              100%
     48   Core Laboratories Middle East Services BV                        Curacao, Netherlands Antilles              100%
     49   Core Export Sales, Inc.                                          Bridgetown, Barbados                       100%
     50   Core Laboratories LP                                             Delaware, United States                    100%
     52   Core Laboratories Canada Limited                                 Alberta, Canada                            100%
     53   PT Corelab Indonesia                                             Jakarta, Indonesia                         70%
     55   Core Laboratories SDN BHD                                        Kuala Lumpur, Malaysia                     100%
     56   Core Laboratories Australia PTY LTD                              Perth, Australia                           100%
     62   Core Laboratories International B.V.                             Amsterdam, The Netherlands                 100%
     63   Core Laboratories Sales N.V.                                     Curacao, Netherlands Antilles              100%
     64   Core Laboratories (U.K.) Limited                                 London, United Kingdom                     100%
     65   Core Laboratories Netherlands B.V.                               Amsterdam, The Netherlands                 100%
     66   Corelab Nigeria Limited                                          Lagos, Nigeria                             100%
     70   Core Laboratories Venezuela S.A.                                 Caracas, Venezuela                         100%
     73   Core Laboratories Mexico Holding B.V.                            Netherlands                                100%
     74   Corelab Brasil Ltda                                              Brasil                                     100%
     75   Core Laboratories (Barbados) Ltd.                                Curacao, Netherlands Antilles              100%
    100   Saybolt International B.V.                                       Vlaardingen, The Netherlands               100%
    101   Saybolt Holding B.V.                                             Vlaardingen, The Netherlands               100%
    102   Saybolt Denmark A/S                                              Copenhagen, Denmark                        100%
    103   Saybolt van Duyn GmbH                                            Essen, Germany                             100%
    104   Saybolt Espana S.A.                                              Madrid, Spain                              100%
    105   Saybolt Estonia Ltd.                                             Tallin, Estonia                            90%
    106   Saybolt Finland Oy                                               Hamina, Finland                            100%
    107   Saybolt France S.A.                                              Port-Le-Bouc, France                      99.5%
    108   Saybolt Italia S.R.L.                                            Siracusa, Italy                            100%
    109   Saybolt Malta Ltd.                                               Kalafran, Malta                            100%
    111   Saybolt Greece, Ltd.                                             Athens, Greece                             100%
    112   Saybolt (Portugal) Inspeccao de Productos Petroliferos, Lda.     Lisbon, Portugal                           100%
    115   Saybolt South Africa PTY LTD                                     Cape Town, South Africa                    100%
    116   Saybolt Sverige AB                                               Gothenburg, Sweden                         100%
    117   Saybolt Thailand Ltd.                                            Bangkok, Thailand                          100%
    118   Saybolt United Kingdom Ltd.                                      Purfleet, United Kingdom                   100%
    119   Saybolt Meteorology & Instrumentation B.V.                       Vlaardingen, The Netherlands               100%
    120   Saybolt Nederland B.V.                                           Vlaardingen, The Netherlands              97.5%
    122   Saybolt North American Holding B.V.                              Vlaardingen, The Netherlands               100%
    123   Saybolt de Mexico S.A. de C.V.                                   Coatzacoalcos, Mexico                      100%
    130   Saybolt LP                                                       New Jersey, United States                  100%
    132   Core Laboratories Panama, S.A.                                   Panama City, Panama                        100%
    134   Saybolt Analyt Holding B.V.                                      Vlaardingen, The Netherlands               90%
    137   Saybolt Evrasia ZAO                                              Moscow, Russia Federation                 90.1%
    138   Saybolt-Ukraine                                                  Odessa, Ukraine                            100%
    139   Saybolt Bulgaria Ltd                                             Bulgaria                                   90%
    141   Saybolt Baltija, Ltd.                                            Klaipeda, Lithuania                       88.2%
    142   Saybolt Latvia                                                   Ventspils, Latvia                         88.2%
    145   Saybolt de Ecuador S.A.                                          Quito, Ecuador                             100%
    148   Saybolt Bahamas Ltd.                                             Freeport, Bahamas                          100%
    151   Saybolt de Costa Rica, S.A.                                      San Jose, Costa Rica                       100%
    152   Saybolt West Indies N.V.                                         Kingston, Jamaica                          100%
    153   Saybolt Colombia Ltda.                                           Barranquilla, Colombia                     95%
    155   Saybolt Aruba N.V.                                               Aruba, Netherlands Antilles                100%
    156   Saybolt Bonaire N.V.                                             Bonaire, Netherlands Antilles              100%
    158   Saybolt Curacao N.V.                                             Curacao, Netherlands Antilles              100%
    159   Saybolt Trinidad & Tobago Ltd.                                   Marabella, Trinidad                        100%
    160   Saybolt Eastern Hemisphere B.V.                                  Vlaardingen, The Netherlands               100%
    162   Saybolt Bahrein                                                  Klaipeda, Lithuania                        100%
    165   Saybolt (M) SDN BHD                                              Kuala Lumpur, Malaysia                     100%
    166   PT Saybolt Indonesia                                             Jakarta, Indonesia                         65%
    167   Saybolt Saudi Arabia                                             London, United Kingdom                     45%
    168   Saybolt Baltic OU                                                Klaipeda, Lithuania                        100%
    170   Saybolt Azerbaijan, Ltd.                                         Azerbaijan                                 100%
    171   Saybolt Azerbaijan BV                                            Azerbaijan                                 100%
    175   Core Laboratories El Salvador S.A. de C.V.                       El Salvador                                100%

CORE LABORATORIES N.V.
INVESTMENT IN SUBSIDIARY LISTING


                                                                                                                 Percentage
Co. No.                             Name                                             Legal Seat                   Ownership
------    -------------------------------------------------------        ------------------------------------   -------------
    176   Saybolt Iran B.V.                                                Vlaardingen, The Netherlands               100%
    177   Saybolt Belgium                                                  Belgium                                    100%
    178   Saybolt Kazakhstan B.V.                                          Rotterdam, Netherlands                     100%
    179   Saybolt (Tianjin) Meteorology & Instrumentation Company          China                                      100%
    181   Saybolt Latin America Holding B.V.                               Vlaardingen, The Netherlands               100%
    182   Saybolt Qatar                                                    London, United Kingdom                     100%
    183   Core Laboratories Angola Ltd.                                    Angola                                     100%
    188   Saybolt (Singapore) PTE LTD                                      Singapore                                  100%
    190   Core Laboratories (H.K.) Limited                                 Hong Kong                                  100%
    195   E.W. Saybolt & Co. S.A.                                          Panama City, Panama                        100%
    200   Owen Oil Tools LP                                                Texas, United States                       100%
    202   Organic Technology LP                                            Texas, United States                       100%
    204   Jaex de Mexico, S.A. de C.V.                                     Tabasco, Mexico                            100%
    205   Owen Oil Tools de Venezuela, C.A.                                Anaco, Anzoategui, Venezuela               100%
    206   Beukenwoude, B.V.                                                Amsterdam, Netherlands                     100%
    210   Owen Compliance Services, Inc.                                   Texas, United States                       100%
    212   Owen de Mexico S.A. de C.V.                                      Mexico                                     100%
    213   Owen Oil Tools (U.K.) Ltd.                                       Croydon, United Kingdom                    100%
    220   The Petrak Group S.A.                                            Zug, Switzerland                           100%
    222   Saybolt Services Ltd. (formerly Petrak Services Ltd.)            London, United Kingdom                     100%
    226   Core Laboratories LLP (Kazakhstan)                               Delaware, United States                    100%
    231   DP Saybolt Turkmenistan (formerly Petrak Turkmenistan Ltd.)      Turkmenbashi, Turkmenistan                 100%
    251   AGI Mexicana, S.A. de C.V.                                       Mexico City, Mexico                        100%
    260   Petroleum Analysts ZAO                                           Moscow, Russia Federation                  98%
    261   Lab Technics                                                     Texas, United States                       100%
    262   IP Saybolt (Belorussia)                                          Vlaardingen, The Netherlands               100%
    270   Saybolt Test OOO                                                 Bashkortostan, Russian Federation          54%
    273   Saybolt Armenia                                                  Yerevan, Armenia                           90%
    276   FSaybolt Bashkortostan                                           Bashkortostan, Russian Federation          54%
    277   SP TOO Saybolt Kazakhstan                                        Kazakhstan                                 81%
    278   Saybolt Mongol JLC                                               Vlaardingen, The Netherlands               100%
    290   Core Lab de Mexico, S.A. de C.V.                                 Mexico City, Mexico                        100%
    292   Core Lab Operations S.A. de C.V.                                 Mexico                                     100%
    293   Pro Technics de Mexico, S.A. de C.V.                             Mexico                                     100%
    294   Core Lab Services S.A. de C.V.                                   Mexico                                     100%
    296   Core Laboratories Management                                     Villahermosa, Mexico                       100%
    310   TomoSeis Corporation                                             United States                              100%
    320   Core Petrophysics, Inc.                                          United States                              100%
    325   Stim Lab, Inc.                                                   Oklahoma, United States                    100%
    350   Core Laboratories Global N.V.                                    Curacao, Netherlands Antilles              100%
    370   Coherence Technology Company, Inc.                               Denver, Colorado                           100%
    371   Coherence Technology (U.K.) Ltd.                                 Edinburgh, United Kingdom                  100%
    375   CTC Pulsonic Nigeria Limited                                     Lagos, Nigeria                             80%
    381   Production Enhancement Corporation                               United States                              100%
    387   PENCOR de Mexico S.A. de C.V.                                    Mexico                                     100%
    388   PENCOR de Venezuela, C.A.                                        Venezuela                                  100%
    389   PENCOR Ltd.                                                      United Kingdom                             100%
    391   PENCOR International Ltd.                                        Jersey Channel Islands                     100%
    400   Scott Pickford Limited                                           Croydon, United Kingdom                    100%
    402   Scott Pickford Group Limited                                     Croydon, United Kingdom                    100%
    411   FE & FEFH Holdings, Inc.                                         Calgary, Canada                            100%

                                                                     Page 2 of 2